UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 10, 2020

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

330 Townsend Street, Suite 234, San Francisco, CA 94107

(Address of principal executive offices and zip code)

(408) 467-1900
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously disclosed in a Current Report on Form 8-K, filed with the SEC on November 5, 2020, Immersion Corporation (the “Company”) appointed Jared Smith to serve as Interim Chief Executive Officer of the Company, effective as of November 3, 2020. On November 10, 2020 and in connection with Mr. Smith’s appointment as Interim Executive Officer, the Company’s Compensation Committee approved an increase to Mr. Smith’s annual base salary from $283,500 to $365,000, effective as of November 10, 2020.

Additionally, Mr. Smith was granted an award of performance-based restricted stock units (the “CEO PSU”) covering 100,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), under the Company’s 2011 Equity Incentive Plan.

The Compensation Committee also granted awards of performance-based restricted stock units (together with the CEO PSU, each, a “PSU”) covering 30,000 shares of Common Stock to each of Aaron Akerman, the Company’s Chief Financial Officer and Treasurer, and Michael Okada, the Company’s General Counsel and Senior Vice President, IP Licensing and Legal Affairs, under the Company’s 2011 Equity Incentive Plan.

Each PSU will become eligible to vest upon the achievement of certain stock price targets as set forth below (each, a “Performance Milestone”). Vesting is also subject to continued employment with the Company through the applicable vesting dates, which occur upon the later of: (i) the date of achievement of the applicable Performance Milestone, or (ii) the service vesting date, which service vesting date occurs over a four-year period commencing on November 10, 2020, with twenty-five percent (25%) of the shares eligible to vest on November 10, 2021 and the remaining shares eligible to vest in equal installments each quarterly anniversary thereafter.

Stock Price Target	Amount of PSU Award Eligible to Vest
$8.00	33.33%
$9.25	33.33%
$10.50	33.34%

Each stock price target will be achieved if the volume weighted average price of the Common Stock meets or exceeds such stock price target in any one hundred (100) calendar day-period falling within the period beginning on November 10, 2020 and ending on November 10, 2025.

Notwithstanding the foregoing, upon a change of control, the PSUs will immediately vest with respect to any stock price target achieved by such transaction, and any unvested portion of the PSUs will be cancelled upon the consummation of such change of control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	November 16, 2020	By:	/s/ MIKE OKADA
Mike Okada
General Counsel